INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Bergen Brunswig Corporation on Form S-3 of our report dated October 1, 1993, appearing in and incorporated by reference in the Annual Report on Form 10-K of Bergen Brunswig Corporation for the year ended August 31, 1993, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Deloitte & Touche
Deloitte & Touche
Costa Mesa, California
May 25, 1994